UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2005

EDWARDS LIFESCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way, Irvine, California		92614
(Address of principal executive offices)		(Zip Code)

(949) 250-2500

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                                    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 12, 2005, an amendment and restatement of the Edwards Lifesciences Corporation (the “Company”) Long-Term Stock Incentive Compensation Program (the “Long-Term Stock Program”) was approved by the Company’s stockholders.  The Long-Term Stock Program had been approved by the Board of Directors on February 17, 2005, subject to stockholder approval.

The Long-Term Stock Program was amended and restated to effect the following changes:  (i) increase the number of shares of common stock available for issuance under the Long-Term Stock Program by 1,400,000 shares, from 15,500,000 shares to 16,900,000 shares; (ii) eliminate the Company’s ability to award performance shares and performance units; (iii) increase the number of shares of common stock that may be issued in the form of restricted stock or restricted stock units from 500,000 shares to 1,000,000 shares; (iv) increase the number of shares for which any one participant may be granted restricted stock and restricted stock units in any one fiscal year from 50,000 to 200,000 shares; (v) expand the performance criteria that the Compensation and Governance Committee of the Board of Directors may utilize in establishing specific targets to be attained as a condition to the vesting of one or more restricted stock issuances or restricted stock units under the Long-Term Program to qualify the compensation attributable to those issuances or units as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.  A copy of the Long-Term Stock Program is attached as Exhibit 10.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit Number	Description

10	Long-Term Stock Incentive Compensation Program (Amended and Restated as of February 17, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2005

EDWARDS LIFESCIENCES CORPORATION

	By:	/s/ Jay P. Wertheim
Jay P. Wertheim
Vice President, Associate General Counsel
and Secretary

Exhibit Index

Exhibit Number	Description

10	Long-Term Stock Incentive Compensation Program (Amended and Restated as of February 17, 2005).